UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2019 (June 20, 2019)

OFS Capital Corporation
(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFS	The Nasdaq Global Select Market
6.375% Notes due 2025	OFSSL	The Nasdaq Global Select Market
6.50% Notes due 2025	OFSSZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On June 20, 2019, OFSCC-FS, LLC (the “Borrower”), an indirect wholly owned subsidiary of OFS Capital Corporation (the “Company”), entered into a revolving credit and security agreement (the “Credit Agreement”) with the lenders from time to time parties thereto, BNP Paribas, as administrative agent (the “Administrative Agent”), OFSCC-FS Holdings, LLC, a wholly owned subsidiary of the Company, as equityholder (in such capacity, the “Equityholder”), the Company, as servicer (in such capacity, the “Servicer”), Citibank, N.A. (the “Bank”), as collateral agent (in such capacity, the “Collateral Agent”) and Virtus Group, LP, as collateral administrator (in such capacity, the “Administrator”), which provides for borrowings in an aggregate principal amount up to $150,000,000 (the “Credit Facility”).
Borrowings under the Credit Agreement will bear interest based on an annual adjusted London interbank offered rate for the relevant interest period, plus an applicable spread. Interest is payable quarterly in arrears. Any amounts borrowed under the Credit Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on the earlier of (i) June 20, 2024 or (ii) upon certain other events which result in accelerated maturity under the Credit Facility. Borrowings under the Credit Facility are subject to certain restrictions contained in the Investment Company Act of 1940, as amended.
In connection with the Credit Facility, the Borrower entered into, among other agreements: (i) the securities account control agreement (the “Control Agreement”), by and among the Borrower, the Administrative Agent, the Bank, as secured party (in such capacity, the “Secured Party”), and the Bank, as securities intermediary; (ii) the custodial and loan administration agreement (the “Custodian Agreement”), by and among the Borrower, the Bank, as custodian (in such capacity, the “Custodian”), and the Administrator; and (iii) the loan sale and contribution agreement (the “Loan Sale and Contribution Agreement”), by and between the Borrower and the Equityholder, as seller.
Borrowings under the Credit Agreement are secured by substantially all of the assets held by the Borrower. Pursuant to the Credit Agreement, the Servicer will perform certain duties with respect to the purchase and management of the assets securing the Credit Facility. The Servicer will not receive any fees under the Credit Agreement. The Borrower will not reimburse the expenses incurred by the Servicer in the performance of its obligations under the Credit Agreement. The Borrower has made customary representations and warranties under the Credit Agreement and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.
All of the collateral pledged to the lenders by the Borrower under the Credit Agreement is held in the custody of the Bank in its capacity as Custodian under the Custodian Agreement and the Control Agreement. The Administrator will perform certain collateral administration services with respect to the collateral pursuant to the Custodian Agreement. As compensation for the services rendered by the Custodian, the Borrower will pay the Custodian, on a quarterly basis, customary fee amounts and reimburse the Custodian for its reasonable out-of-pocket expenses. The Custodian Agreement and the obligations of the Custodian will continue until the date on which all obligations under the Credit Agreement have been paid in full.
Concurrently with closing of the Credit Facility, the Equityholder contributed and/or sold certain assets to the Borrower pursuant to the Loan Sale and Contribution Agreement, and the Equityholder expects to continue to contribute and/or sell assets to the Borrower pursuant to the Loan Sale and Contribution Agreement in the future. The Equityholder may, but shall not be required to, repurchase and/or substitute certain assets previously transferred to the Borrower subject to the conditions specified in the Loan Sale and Contribution Agreement and the Credit Agreement.
The Company incurred certain customary fees, costs and expenses in connection with the closing of the Credit Facility.
On June 11, 2019, OFS Capital Management, LLC, the Company’s investment adviser (“OFS Advisor”), agreed to waive a portion of its base management fee by reducing the portion of such fee from 0.4375% per quarter (1.75% annualized) to 0.25% per quarter (1.00% annualized) of the average value of the portion of the total assets held by the Company through the Borrower (the “OFSCC-FS Assets”), at the end of the two most recently completed calendar quarters to the extent that such portion of the OFSCC-FS Assets are financed using leverage (also calculated on an average basis) that causes the Company’s statutory asset coverage ratio to fall below 200%. When calculating its statutory asset coverage ratio, the Company excludes its SBA guaranteed debentures from its total outstanding senior securities as permitted pursuant to exemptive relief pursuant to an order issued by the Securities and Exchange Commission dated November 26, 2013. The waiver will be renewable on an annual basis and the amount of the base management fee waived with respect to the OFSCC-FS Assets shall not be subject to recoupment by OFS Advisor.
The foregoing descriptions of the Credit Agreement, the Control Agreement, the Custodian Agreement and the Loan Sale and Contribution Agreement do not purport to be complete and are qualified in their entirety by the full text of each of the Credit Facility, the Control Agreement, the Custodian Agreement and the Loan Sale and Contribution Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, and are incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits:

10.1
Revolving Credit and Security Agreement by and among OFSCC-FS, LLC, as borrower, the lenders from time to time parties thereto, BNP Paribas, as administrative agent, OFSCC-FS Holdings, LLC, as equityholder, OFS Capital Corporation, LLC, as servicer, and Citibank, N.A., as collateral agent, dated as of June 20, 2019.

10.2
Securities Account Control Agreement by and among OFSCC-FS, LLC, as pledgor, BNP Paribas, as administrative agent, and Citibank, N.A., as secured party and securities intermediary, dated as of June 20, 2019.

10.3	Custodian and Loan Administration Agreement by and among OFSCC-FS, LLC, Citibank, N.A., as custodian, and Virtus Group, LP, as collateral administrator, dated as of June 20, 2019.
10.4	Loan Sale and Contribution Agreement by and between OFSCC-FS, LLC, as the buyer, and OFSCC-FS Holdings, LLC, as the seller, dated as of June 20, 2019.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS CAPITAL CORPORATION
Date: June 24, 2019	By: /s/ Bilal Rashid
Chief Executive Officer